EXHIBIT 99.1
[COSI LOGO]

CONTACT:
William E. Koziel
Chief Financial Officer
(847) 597-8803


FOR IMMEDIATE RELEASE
---------------------


                 Cosi, Inc. Reports 2008 Second Quarter Results

DEERFIELD, IL, August 07, 2008 - Cosi, Inc. (NASDQ: COSI), the premium convenience restaurant company, today reported a net loss for the second quarter ended June 30, 2008 of $(1,729,000), or $(.04) per basic and diluted common share, compared with a net loss of $(7,401,000), or $(.19) per basic and diluted common share, for the 2007 second quarter, or a 77% reduction on a year-over-year basis. Excluding the effect of discontinued operations in both quarters, Cosi's net loss in the 2008 and 2007 second quarters was $(1,699,000), or $(.04) per share, and $(4,039,000), or $(.10) per share, respectively. Cosi reduced its operating loss in the second quarter of 2008 compared with the year-earlier period by approximately 59%, to $(1,724,000) from $(4,176,000).

Cosi's total revenues for the 2008 second quarter grew 3.6% to $36,723,000 from $35,448,000 in the 2007 second quarter.

"We made good progress during the second quarter across every aspect of our restaurant operations, particularly in light of the difficult consumer and inflationary environment," said James Hyatt, President and Chief Executive Officer. "We are comfortable that, even as we continue to drive further operational improvements, our operational practices are now ready to support profitable unit growth. It is a high priority of ours to assist our franchise partners in their site development efforts as they build out their territories, as well as to help them overcome the challenges of the credit markets."

2008 Second Quarter Financial Performance and Restaurant Economics

Cosi achieved the aforementioned 3.6% increase in second quarter revenues over the second quarter 2007, and reported a 2.3% increase in Company-owned comparable sales over the prior year's second quarter, due primarily to pricing increases as well as improved operational execution, which has enabled restaurants to achieve higher volumes during peak periods while earning high customer satisfaction ratings. Contributing to Cosi's total revenues were the Company's growth in franchise fees and royalties to $516,000 from $405,000 in the prior year's quarter and its growth in restaurant net sales to $36,207,000 from $35,043,000 in the second quarter 2007.

Due to operational and cost management improvements, Cosi was able to increase restaurant cash flow margin rate to 17.3% of restaurant net sales from 15.6% in the prior year's second quarter, as well as achieve the aforementioned reductions in operating and net losses.

In the 2008 second quarter, Cosi reduced restaurant level costs by 170 basis points as a percentage of restaurant net sales compared to the second quarter 2007. Despite continued pricing pressures on commodities, Cosi was able to limit its increase in the cost of food and beverages to 10 basis points as a percent of restaurant net sales. Cosi reduced labor and related benefits costs by 150 basis points as a percentage of restaurant net sales, and reported a 30 basis point reduction in occupancy and other restaurant operating expenses on a quarter over quarter basis.

Cosi reduced its general and administrative expenses, both on an absolute basis and as a percentage of total revenues. General and administrative expenses in the 2008 second quarter were $6,069,000, or 16.5% of total revenues, compared with $6,142,000, or 17.3% of total revenues, in the 2007 second quarter.

Cosi reported that as of June 30, 2008 cash, cash equivalents, and short-term investments were $6,041,000. Total stockholders' equity was $30,137,000.

Development Performance

Cosi ended the second quarter with a total of 145 locations consisting of 102 Company-owned locations and 43 franchised locations. Two franchised locations and one Company-owned location opened during the 2008 second quarter, and one franchised location and one Company-owned location were closed during the same period. Year-to-date, 10 franchised locations and one Company-owned location have opened.

Cosi now expects franchisees to open a total of approximately 25 locations in 2008, the lower end of its previous guidance of between 25 and 35 total new franchised locations for the year.

Teleconference and Webcast Information

Cosi will host a teleconference and webcast at 5:00 p.m. Eastern Time today to discuss its results for the 2008 second quarter.

To participate in the teleconference, investors and analysts are invited to call 800-265-0241 in the U.S., or 617-847-8704 outside of the U.S., and reference participant code 24834781. The conference call will also be webcast simultaneously by accessing http://investors.getcosi.com/.

A replay will be available following the call until 12:00 AM ET on August 14, 2008. To access the replay, call 888-286-8010 in the U.S., or 617-801-6888 outside of the U.S., and reference the code 92279002.

About Cosi, Inc.

Cosi (http://www.getcosi.com) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Cosi's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 102 Company-owned and 43 franchise restaurants operating in eighteen states, the District of Columbia and the United Arab Emirates. The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Cosi menu features Cosi sandwiches, freshly tossed salads, melts, soups, Cosi bagels, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

"Cosi," "Cosi (w/hearth design)," "Simply Good Tastes" and related marks are registered trademarks of Cosi, Inc.

Copyright 2008 Cosi, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on the company's website at http://www.getcosi.com in the investor relations section.

                                   Cosi, Inc.
                           Consolidated Balance Sheets
                    As of June 30, 2008 and December 31, 2007
             (dollars in thousands, except share and per share data)

                                                                           June 30, 2008      December 31, 2007
                                                                         ------------------   ------------------
                                                                            (Unaudited)            (Note 1)
Assets
Current assets:
     Cash and cash equivalents                                           $            6,041    $            6,309
     Accounts receivable, net                                                           642                   658
     Inventories                                                                      1,009                 1,045
     Prepaid expenses and other current assets                                        3,103                 3,796
     Assets held for sale                                                                --                   122
     Assets of discontinued operations                                                   --                    35
                                                                         ------------------    ------------------
               Total current assets                                                  10,795                11,965


Furniture and fixtures, equipment and leasehold improvements, net                    39,882                42,477
Intangibles, security deposits and other assets, net                                  1,949                 1,970
                                                                         ------------------    ------------------
               Total assets                                              $           52,626    $           56,412
                                                                         ==================    ==================

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                                    $            1,742    $            2,106
     Accrued expenses                                                                 9,950                 9,014
     Deferred franchise revenue                                                         474                   783
     Current liabilities of discontinued operations                                      27                   285
     Current portion of other long-term liabilities                                     368                   465
                                                                         ------------------    ------------------
               Total current liabilities                                             12,561                12,653

     Deferred franchise revenue                                                       2,869                 2,730
     Other long-term liabilities, net of current portion                              7,059                 7,183
                                                                         ------------------    ------------------
               Total liabilities                                                     22,489                22,566
                                                                         ------------------    ------------------

Commitments and contingencies

Stockholders' equity:
     Common stock - $.01 par value; 100,000,000 shares authorized,
     41,155,851 and 41,047,985 shares issued, respectively                              412                   411
     Additional paid-in capital                                                     276,234               275,187
     Treasury stock, 239,543 shares at cost                                          (1,198)               (1,198)
     Accumulated deficit                                                           (245,311)             (240,554)
                                                                         ------------------    ------------------
               Total stockholders' equity                                            30,137                33,846
                                                                         ------------------    ------------------
               Total liabilities and stockholders' equity                $           52,626    $           56,412
                                                                         ==================    ==================

                                   Cosi, Inc.
                      Consolidated Statements of Operations
    For the Three and Six Month Periods Ended June 30, 2008 and July 2, 2007
             (dollars in thousands, except share and per share data)

                                                                      Three Months Ended                 Six Months Ended
                                                                   June 30,         July 2,          June 30,         July 2,
                                                                     2008            2007              2008            2007
                                                                 ------------     ------------     ------------     ------------
                                                                 (Unaudited)      (Unaudited)      (Unaudited)      (Unaudited)
Revenues:
Restaurant net sales                                             $     36,207     $     35,043     $     68,666     $     65,732
Franchise fees and royalties                                              516              405            1,248              837
                                                                 ------------     ------------     ------------     ------------
       Total revenues                                                  36,723           35,448           69,914           66,569
                                                                 ------------     ------------     ------------     ------------

Costs and expenses:
Cost of food and beverage                                               8,261            7,961           15,797           15,060
Restaurant labor and related benefits                                  11,778           11,900           23,016           22,725
Occupancy and other restaurant operating expenses                       9,930            9,703           19,685           18,664
                                                                 ------------     ------------     ------------     ------------
                                                                       29,969           29,564           58,498           56,449
General and administrative expenses                                     6,069            6,142           11,106           12,121
Depreciation and amortization                                           2,056            2,207            4,167            4,267
Restaurant pre-opening expenses                                            73              311              100              581
Provision for losses on asset impairments
    and disposals                                                         267              945              267              945
Closed store costs                                                         13              262               47              262
Lease termination expense                                                  --              193              243              193
                                                                 ------------     ------------     ------------     ------------
       Total costs and expenses                                        38,447           39,624           74,428           74,818
                                                                 ------------     ------------     ------------     ------------

       Operating loss                                                  (1,724)          (4,176)          (4,514)          (8,249)

Interest income                                                            27              139               72              344
Interest expense                                                           (2)              (2)              (3)              (4)
                                                                 ------------     ------------     ------------     ------------
       Loss from continuing operations                                 (1,699)          (4,039)          (4,445)          (7,909)
Discontinued operations:
       Loss from discontinued operations                                  (30)          (3,362)            (312)          (3,697)
                                                                 ------------     ------------     ------------     ------------

       Net loss                                                  $     (1,729)    $     (7,401)    $     (4,757)    $    (11,606)
                                                                 ============     ============     ============     ============

Per Share Data:
    Loss per share, basic and diluted
       Continuing operations                                     $      (0.04)    $      (0.10)    $      (0.11)    $      (0.20)
       Discontinued operations                                   $      (0.00)    $      (0.09)    $      (0.01)    $      (0.09)
                                                                 ------------     ------------     ------------     ------------
       Net loss                                                  $      (0.04)    $      (0.19)    $      (0.12)    $      (0.30)
                                                                 ============     ============     ============     ============

    Weighted average shares outstanding:                           40,030,460       39,353,590       39,980,356       38,962,370
                                                                 ============     ============     ============     ============

    As a percentage of restaurant net sales:
       Cost of food and beverage                                         22.8%            22.7%            23.0%            22.9%
       Labor and related benefits                                        32.5%            34.0%            33.5%            34.6%
       Occupancy and other operating expenses                            27.4%            27.7%            28.7%            28.4%

                                                                                Cosi, Inc.
                                                                            Restaurant Count

                                                                       For the Three Months Ended
                                                      June 30, 2008                                    July 2, 2007
                                      ---------------------------------------------   ---------------------------------------------
                                        Company-                                       Company-
                                          Owned          Franchise        Total          Owned           Franchise         Total
                                      ------------      ------------   ------------   ------------      ------------   ------------
Restaurants at beginning of period             102                42            144            113(a)             19            132
New restaurants opened                           1                 2              3              1                 3              4
Restaurants permanently closed                   1                 1              2              1                --              1
                                      ------------      ------------   ------------   ------------      ------------   ------------
Restaurants at end of period                   102                43            145            113(a)             22            135
                                      ============      ============   ============   ============      ============   ============

(a) Includes nine locations that are classified as discontinued operations

                                                                        For the Six Months Ended
                                                      June 30, 2008                                    July 2, 2007
                                      ---------------------------------------------   ---------------------------------------------
                                        Company-                                       Company-
                                          Owned          Franchise        Total          Owned           Franchise         Total
                                      ------------      ------------   ------------   ------------      ------------   ------------
Restaurants at beginning of period             107(b)             34            141            110(a)             13            123
New restaurants opened                           1                10             11              4                 9             13
Restaurants permanently closed                   6                 1              7              1                --              1
                                      ------------      ------------   ------------   ------------      ------------   ------------
Restaurants at end of period                   102                43            145            113(a)             22            135
                                      ============      ============   ============   ============      ============   ============

(a) Includes nine locations that are classified as discontinued operations
(b) Includes three locations that are classified as discontinued operations